[***]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   EXHIBIT 10.10

                           EXCLUSIVE LICENSE AGREEMENT

                                     BETWEEN

                   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                       AND

                        DYNAVAX TECHNOLOGIES CORPORATION

                                       FOR

        COMPOUNDS FOR INHIBITION OF CERAMIDE-MEDIATED SIGNAL TRANSDUCTION
                                       AND
 NEW ANTI-INFLAMMATORY INHIBITORS: INHIBITORS OF STRESS ACTIVATED PROTEIN KINASE
                                    PATHWAYS

                    UC CASE NO. 94-029-2, 94-029-3, 94-029-4

                                TABLE OF CONTENTS

ARTICLE NO.         TITLE                                                            PAGE
BACKGROUND.......................................................................      1

1.               DEFINITIONS.....................................................      2

2.               LIFE OF PATENT EXCLUSIVE GRANT..................................      4

3.               SUBLICENSES.....................................................      4

4.               PAYMENT TERMS...................................................      5

5.               LICENSE-ISSUE FEE...............................................      6

6.               EARNED ROYALTIES AND MINIMUM ANNUAL ROYALTIES...................      6

7.               ADDITIONAL PAYMENTS.............................................      7

8.               DUE DILIGENCE...................................................      7

9.               PROGRESS AND ROYALTY REPORTS....................................      8

10.              BOOKS AND RECORDS...............................................      9

11.              LIFE OF THE AGREEMENT...........................................      9

12.              TERMINATION BY THE REGENTS......................................     10

13.              TERMINATION BY LICENSEE.........................................     10

14.              DISPOSITION OF LICENSED PRODUCT ON HAND UPON TERMINATION........     10

15.              USE OF NAMES AND TRADEMARKS.....................................     11

16.              LIMITED WARRANTY................................................     11

17.              PATENT PROSECUTION AND MAINTENANCE..............................     12

18.              PATENT MARKING..................................................     13

19.              PATENT INFRINGEMENT.............................................     13

20.              INDEMNIFICATION.................................................     15

21.              NOTICES.........................................................     16

22.              ASSIGNABILITY...................................................     16

23.              NO WAIVER.......................................................     16

24.              FAILURE TO PERFORM..............................................     16

25.              GOVERNING LAWS..................................................     17

26.              PREFERENCE FOR U.S. INDUSTRY....................................     17

27.              GOVERNMENT APPROVAL OR REGISTRATION.............................     17

28.              EXPORT CONTROL LAWS.............................................     17

29.              SECRECY.........................................................     17

30.              MISCELLANEOUS...................................................     19

UC Case No. 94-029

                           EXCLUSIVE LICENSE AGREEMENT

                                       For

        Compounds for Inhibition of Ceramide-Mediated Signal Transduction

                                       And

    New Anti-Inflammatory Inhibitors: Inhibitors of Stress Activated Protein
                                 Kinase Pathways

         This License Agreement (the "Agreement") is made effective this 2nd day of October, 1998 (the "Effective Date"), between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 ("The Regents"), and Dynavax Technologies Corporation, a California corporation, having a principal place of business at 717 Potter Street, Suite 100, Berkeley, CA 94710 (the "Licensee").

                                   BACKGROUND

         A. Certain inventions, generally characterized as Compounds for Inhibition of Ceramide-Mediated Signal Transduction and New Anti-Inflammatory
Inhibitors: Inhibitors of Stress Activated Protein Kinase Pathways for certain patent applications covered by UC Case No. 94-029 (collectively the "Invention"), were made in the course of research at the University of California, San Diego by Drs. Dennis A. Carson, Howard Cottam, and D. Bruce Wasson, and are covered by Regents' Patent Rights as defined below.

         B. The development of the Invention was sponsored in part by National Institutes of Health and, as a consequence, this license is subject to overriding obligations to the United States ("U.S.") Federal Government under 35 U.S.C. Sections 200-212 and applicable regulations.

         C. Licensee has evaluated the Invention under a Secrecy Agreement with The Regents (U.C. Control No. 98-20-0041) dated July 23, 1997.

         D. Licensee and The Regents have executed a Letter of Intent (U.C. Control No. 98-30-0042) dated July 11, 1997.

         E. Licensee wishes to obtain rights from The Regents for the exclusive commercial development, use and sale of products from the Invention, and The Regents is willing to grant those rights so that the Invention may be developed to its fullest and the benefits enjoyed by the general public.

         F. Licensee is a "small business firm" as defined in 15 U.S.C. Section 632.

         G. Both parties recognize and agree that royalties due under this Agreement on products and methods will be paid by Licensee on both pending patent applications and issued patents.

         H. The Regents and The Licensee understand and agree that The Invention licensed hereunder embodies significant know-how and, accordingly, royalties due under this Agreement will be paid on products developed through the use of Technology Rights and The Licensee is willing to pay such royalties in exchange for the Technology Rights granted by, and used under, this license, regardless of whether or not some or all of the Technology Rights may have been published or may become published.

         I.       The Regents gratefully acknowledge the gift of [***].

                                    --00000--

         In view of the foregoing, the parties agree:

1.       DEFINITIONS

         1.1 "Affiliate" means any corporation or other business entity in which Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors or in which Licensee is owned or controlled directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an "Affiliate" includes any company in which Licensee owns or controls, or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         1.2 "Licensed Method" means any method that is covered by Regents' Technology Rights or Regents' Patent Rights, or the use of which would constitute, but for the license granted to Licensee under this Agreement, an infringement of any pending or issued claim within Regents' Patent Rights.

         1.3 "Licensed Product" means any material that is either covered by Regents' Technology Rights, or Regents' Patent Rights, that is produced by the Licensed Method or that the use of which would constitute, but for the license granted to Licensee under this Agreement, an infringement of any pending or issued claim within Regents' Patent Rights, or a misuse or misappropriation of Regents' Technology Rights.

         1.4 "Technology Rights" means know-how and embodiments of know-how existing as of the Effective Date relating to Regents' Patents Rights, whether or not covered by Regents' Patent Rights, for example, data, protocols, cell lines, and other Materials which pertain to and/or are ancillary to the exercise of the rights granted herein, and which are listed on Appendix A.

         1.5 "Net Sales" means the total of the gross invoice prices of Licensed Product sold or Licensed Method performed by Licensee, an Affiliate or a sublicensee, less the sum of the following actual and customary deductions where applicable: cash, trade or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed on particular sales; transportation charges; and allowances or credits to customers because of rejections or returns. For purposes of calculating Net Sales, transfers to an Affiliate or sublicensee for end use by the Affiliate or sublicensee will be treated as sales at list price.

         1.6 "Regents' Patent Rights" means The Regents' interest in the following subject matter:

                                  U.S. Application Number
                                           or
UC Case Number                      U.S. Patent Number                         Filing or Issue Date
---------------------------------------------------------------------------------------------------
94-029-2                                 08/482,551                              June 7, 1995
---------------------------------------------------------------------------------------------------
94-029-3                                 08/858,778                              February 7, 1994
---------------------------------------------------------------------------------------------------
94-029-4                                 09/107,026                              June 29, 1998
---------------------------------------------------------------------------------------------------

and continuing applications thereof including divisions and substitutions but excluding continuation-in-part applications; any patents on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

2.       LIFE OF PATENT EXCLUSIVE GRANT

         2.1 Subject to the limitations set forth in this Agreement, The Regents grants to Licensee a world-wide license under Regents' Patent Rights and Regents' Technology Rights to make, have made, use, sell, offer to sell and import Licensed Product and to practice Licensed Method.

         2.2 Except as otherwise provided in this Agreement, the license granted in Paragraph 2.1 is exclusive for the life of the Agreement.

         2.3 Except as otherwise provided herein, the licenses granted in Paragraphs 2.1 and 2.2 are for all fields of use.

         2.4 The license granted in Paragraphs 2.1 and 2.2 is subject to all the applicable provisions of any license to the U.S. Government executed by The Regents and is subject to the overriding obligations to the U.S. Government under 35 U.S.C. Sections 200-212 and applicable governmental implementing regulations.

         2.5 The Regents reserves the right to use the Invention and associated technology for clinical, educational and research purposes.

3.       SUBLICENSES

         3.1 The Regents also grants to Licensee the right to issue sublicenses to third parties to make, have made, use, sell, offer to sell and import Licensed Product and to practice Licensed Method, as long as Licensee has current exclusive rights thereto under this Agreement. To the extent applicable, sublicenses must include all of the rights of and obligations due to The Regents and the U.S. Government contained in this Agreement.

         3.2 Licensee shall promptly provide The Regents with a copy of each sublicense issued; collect and guarantee payment of all payments due The Regents from sublicensees; and summarize and deliver all reports due The Regents from sublicensees.

         3.3 Upon termination of this Agreement for any reason, The Regents, at its sole discretion, shall determine whether Licensee shall cancel or assign to The Regents any and all sublicenses.

4.       PAYMENT TERMS

         4.1 Paragraphs 1.2, 1.3 and 1.6 define Licensed Method, Licensed Product and Regents' Patent Rights, so that royalties are payable on products and methods covered by both pending patent applications and issued patents. Royalties will accrue in each country for the duration of Regents' Patent Rights in that country and are payable to The Regents when Licensed Product is invoiced or if not invoiced, when delivered to a third party. In the case of Licensed Products covered by Regents' Technology Rights but not Regents' Patent Rights, royalties will accrue for fifteen (15) years from the Effective Date.

         4.2 Licensee shall pay to The Regents earned royalties quarterly on or before February 28, May 31, August 31 and November 30 of each calendar year. Each payment will be for earned royalties accrued within Licensee's most recently completed calendar quarter.

         4.3 All monies due The Regents are payable in U.S. dollars. When Licensed Product is sold for monies other than U.S. dollars, Licensee shall first determine the earned royalty in the currency of the country in which Licensed Product was sold and then convert the amount into equivalent U.S. funds, using the exchange rate quoted in The Wall Street Journal on the last business day of the reporting period.

         4.4 Royalties earned on sales occurring in any country outside the U.S. may not be reduced by any taxes, fees or other charges imposed by the government of such country on the payment of royalty income. Licensee is also responsible for all bank transfer charges. Notwithstanding this, all payments made by Licensee in fulfillment of The Regents' tax liability in any particular country will be credited against earned royalties or fees due The Regents for that country.

         4.5 If, at any time, legal restrictions prevent the prompt remittance of royalties by Licensee from any country where a Licensed Product is sold, Licensee shall convert the amount owed to The Regents into U.S. funds and shall pay The Regents directly from its U.S. source of funds for as long as the legal restrictions apply.

         4.6 If any patent or patent claim within Regents' Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct therefrom will cease as of the date of final decision. Licensee will not, however, be relieved from paying any royalties that accrued before the final decision or that are based on

\
another patent or claim not involved in the final decision or that are based on The Regents' Technology Rights. If a product is covered by Regents' Technology Rights but not Regents' Patent Rights, royalties will be reduced by [***].

         4.7 No royalties may be collected or paid on Licensed Product sold to the account of the U.S. Government, any agency thereof, state or domestic municipal government as provided for in the License to the Government.

         4.8 In the event payments, rebillings or fees are not received by The Regents when due, Licensee shall pay to The Regents interest charges at a rate of ten percent (10%) per annum. Interest is calculated from the date payment was due until actually received by The Regents.

5.       LICENSE-ISSUE FEE

         Licensee shall pay to The Regents a license-issue fee of [***] within seven (7) days after the Effective Date. This fee is non-refundable, non-cancelable and is not an advance against royalties.

6.       EARNED ROYALTIES AND MINIMUM ANNUAL ROYALTIES

         6.1 Licensee shall also pay to The Regents an earned royalty of [***] of the Net Sales of Licensed Product or Licensed Method.

         6.2 Licensee shall pay to The Regents a minimum annual royalty of [***] for the life of Regents' Patent Rights, beginning with the year of the first commercial sale of Licensed Product, but no later than [***]. For the first year of commercial sales, Licensee's obligation to pay the minimum annual royalty will be pro-rated for the number of months remaining in that calendar year when commercial sales commence and will be due the following February 28, to allow for crediting of the pro-rated year's earned royalties. For subsequent years, the minimum annual royalty will be paid to The Regents by February 28 of each year and will be credited against the earned royalty due for the calendar year in which the minimum payment was made.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

7.       ADDITIONAL PAYMENTS

         Clinical Milestone Payment: Licensee shall pay to The Regents [***] within thirty (30) days of the commencement of the first clinical [***]. Additionally, Licensee shall pay to The Regents [***] within thirty (30) days after [***].

8.       DUE DILIGENCE

         8.1 Within one hundred eighty (180) days of the Effective Date, the Licensee must submit a formal business plan outlining the full operations including recruitment of key staff and implementation of the research and development plan for Licensed Products. This plan must include a clear strategy for financing the Licensee until (1) the Licensee concludes a successful initial public offering, or (2) the Licensee is acquired by another corporate entity.

         8.2 The Licensee, on execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Licensed Products, either on its own or with a sublicensee, and shall diligently endeavor to market the same within a commercially reasonable time after execution of this Agreement.

         8.3      The Licensee or its sublicensee shall:

                  8.3.1 demonstrate the efficacy of a Licensed Product in a valid animal model [***];

                  8.3.2 submit an IND covering Licensed Products to the United States FDA [***];

                  8.3.3    market Licensed Products [***];

                  8.3.4    market Licensed Products in the United States [***];
and

                  8.3.5 reasonably fill the market demand for Licensed Products following commencement of marketing at any time during the exclusive period of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         If the Licensee is unable to perform any of the provisions in this
Article 8, then The Regents has the right and option either to terminate this Agreement or convert the Licensee's exclusive license granted to Licensee in Paragraphs 2.1 and 2.2 to a nonexclusive license.

         8.4 In addition to the obligations set forth above, Licensee shall spend an average of [***] per [***] for the development of [***] on average during the first [***] after the Effective Date.

9.       PROGRESS AND ROYALTY REPORTS

         9.1 Beginning February 28, 1999, and semi-annually thereafter, Licensee shall submit to The Regents a written progress report covering Licensee's (and any Affiliate or sublicensee's) activities related to the development and testing of all Licensed Product and the obtaining of the governmental approvals necessary for marketing. Progress reports are required for each Licensed Product until the first commercial sale of that Licensed Product occurs in the U.S. and shall be again required if commercial sales of such Licensed Product is suspended or discontinued.

         9.2 Progress reports submitted under Paragraph 9.1 shall include, but are not limited to, the following topics:

                  -   summary of work completed

                  -   key scientific discoveries

                  -   summary of work in progress

                  -   current schedule of anticipated events or milestones

                  -   market plans for introduction of Licensed Product and

                  - a summary of resources (dollar value) spent in the reporting period.

         9.3 Licensee has a continuing responsibility to keep The Regents informed of the business entity status (as defined by the U.S. Patent and Trademark Office) of itself and its sublicensees and Affiliates.

         9.4 Licensee shall report to The Regents in its immediately subsequent progress and royalty report the date of first commercial sale of a Licensed Product in each country.

         9.5 After the first commercial sale of a Licensed Product anywhere in the world, Licensee shall make quarterly royalty reports to The Regents on or before each February 28, May 31, August 31 and November 30 of each year. Each royalty report will cover Licensee's most

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

recently completed calendar quarter and will show (a) the gross sales and Net Sales of Licensed Product sold during the most recently completed calendar quarter; (b) the number of each type of Licensed Product sold; (c) the royalties, in U.S. dollars, payable with respect to sales of Licensed Product;
(d) the method used to calculate the royalty; and (e) the exchange rates used.

         9.6 If no sales of Licensed Product have been made during any reporting period, a statement to this effect is required.

10.      BOOKS AND RECORDS

         10.1 Licensee shall keep accurate books and records showing all Licensed Product manufactured, used and/or sold under the terms of this Agreement. Books and records must be preserved for at least five (5) years from the date of the royalty payment to which they pertain.

         10.2 Books and records must be open to inspection by representatives or agents of The Regents at reasonable times. The Regents shall bear the fees and expenses of examination but if an error in royalties of more than [***] is discovered in any examination, then Licensee shall bear the fees and expenses of that examination.

11.      LIFE OF THE AGREEMENT

         11.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement will be in force from the Effective Date until the last-to-expire patent or patent application licensed under this Agreement is abandoned and no patent in the Regents Patent Rights ever issues; or until fifteen (15) years from the Effective Date as set forth in Paragraph 4.1, whichever is later.

         11.2 Any termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

         Article 10   Books and Records

         Article 14   Disposition of Licensed Product on Hand Upon Termination

         Article 15   Use of Names and Trademarks

         Article 20   Indemnification

         Article 24   Failure to Perform

         Article 29   Secrecy

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

12.      TERMINATION BY THE REGENTS

         If Licensee fails to perform or violates any term of this Agreement, then The Regents may give written notice of default ("Notice of Default") to Licensee. If Licensee fails to repair the default within sixty (60) days of the effective date of Notice of Default, The Regents may terminate this Agreement and its licenses by a second written notice ("Notice of Termination"). If a Notice of Termination is sent to Licensee, this Agreement will automatically terminate on the effective date of that notice. Such termination will not relieve Licensee of its obligation to pay any fees owing at the time of termination and will not impair any accrued right of The Regents. These notices are subject to Article 21 (Notices).

13.      TERMINATION BY LICENSEE

         13.1 Licensee has the right at any time to terminate this Agreement in whole or as to any portion of Regents' Patent Rights by giving notice in writing to The Regents. Such notice of termination will be subject to Article 21 (Notices) and termination of this Agreement will be effective sixty (60) days from the effective date of such notice.

         13.2 Any termination under the above Paragraph does not relieve Licensee of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to The Regents or anything done by Licensee prior to the time termination becomes effective. Termination does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.

14.      DISPOSITION OF LICENSED PRODUCT ON HAND UPON TERMINATION

         Upon termination of this Agreement Licensee is entitled to dispose of all previously made or partially made Licensed Product, but no more, within a period of one hundred and twenty (120) days provided that the sale of Licensed Product is subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.

15.      USE OF NAMES AND TRADEMARKS

         Nothing contained in this Agreement confers any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by Licensee of the name "The Regents of the University of California" or the name of any campus of the University of California is prohibited.

16.      LIMITED WARRANTY

         16.1 The Regents warrants to Licensee that it has the lawful right to grant this license.

         16.2 This license and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCT OR LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

         16.3 IN NO EVENT MAY THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION OR LICENSED PRODUCT.

         16.4     This Agreement does not:

                  16.4.1 express or imply a warranty or representation as to the validity or scope of any of Regents' Patent Rights;

                  16.4.2 express or imply a warranty or representation that anything made, used, sold, offered for sale or imported or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties;

                  16.4.3 obligate The Regents to bring or prosecute actions or suits against third parties for patent infringement except as provided in
Article 19 (Patent Infringement);

                  16.4.4 confer by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights as defined in this Agreement, regardless of whether those patents are dominant or subordinate to Regent's Patent Rights; or

                  16.4.5 obligate The Regents to furnish any know-how not provided in Regents' Patent Rights, or Regents' Technology Rights.

17.      PATENT PROSECUTION AND MAINTENANCE

         17.1 As long as Licensee has paid patent costs as provided for in this Article, The Regents shall diligently endeavor to prosecute and maintain the U.S. and foreign patents comprising Regents' Patent Rights using counsel of its choice and The Regents shall provide Licensee with copies of all relevant documentation so that Licensee may be informed of the continuing prosecution and Licensee agrees to keep this documentation confidential. The Regents' counsel will take instructions only from The Regents, and all patents and patent applications will be assigned solely to The Regents, regardless of possible Licensee inventorship.

         17.2 The Regents shall use all reasonable efforts to amend any patent application to include claims reasonably requested by Licensee to protect the products contemplated to be sold under this Agreement.

         17.3 Licensee shall apply for an extension of the term of any patent included within Regents' Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this Law. Licensee shall prepare all documents and The Regents agrees to execute the documents and to take additional action as Licensee reasonably requests in connection therewith.

         17.4 If either party receives notice pertaining to infringement or potential infringement of any issued patent included within Regents' Patent Rights under the Drug Price Competition and Patent Term Restoration Act of 1984 (and/or foreign counterparts of this Law), that party shall notify the other party within ten (10) days after receipt of notice of infringement.

         17.5 Licensee shall bear the costs of preparing, filing, prosecuting and maintaining all U.S. and foreign patent applications contemplated by this Agreement. Costs billed by The Regents' counsel will be rebilled to Licensee and are due within thirty (30) days of rebilling by The Regents. These costs include patent prosecution costs for the Invention incurred by The Regents prior to the execution of this Agreement and any patent prosecution costs that may be incurred for patentability opinions, re-examination, re-issue, interferences or inventorship determinations.

Prior costs will be due upon execution of this Agreement and billing by The Regents and are at least approximately [***].

         17.6 Licensee may request The Regents to obtain patent protection on the Invention in foreign countries if available and if it so desires. Licensee shall notify The Regents of its decision to obtain or maintain foreign patents not less than sixty (60) days prior to the deadline for any payment, filing or action to be taken in connection therewith. This notice concerning foreign filing must be in writing, must identify the countries desired and must reaffirm Licensee's obligation to underwrite the costs thereof. The absence of such a notice from Licensee to The Regents will be considered an election not to obtain or maintain foreign rights.

         17.7 Licensee's obligation to underwrite and to pay patent prosecution costs will continue for so long as this Agreement remains in effect, but Licensee may terminate its obligations with respect to any given patent application or patent upon three (3) months written notice to The Regents. The Regents will use its best efforts to curtail patent costs when a notice of termination is received from Licensee. The Regents may prosecute and maintain such application(s) or patent(s) at its sole discretion and expense, but Licensee will have no further right or licenses thereunder. Non-payment of patent costs may be deemed by The Regents as an election by Licensee not to maintain application(s) or patent(s).

         17.8 The Regents may file, prosecute or maintain patent applications at its own expense in any country in which Licensee has not elected to file, prosecute or maintain patent applications in accordance with this Article and those applications and resultant patents will not be subject to this Agreement.

18.      PATENT MARKING

         Licensee shall mark all Licensed Product made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

19.      PATENT INFRINGEMENT

         19.1 If Licensee learns of the substantial infringement of any patent licensed under this Agreement, Licensee shall call The Regents' attention thereto in writing and provide The Regents with reasonable evidence of infringement. Neither party will notify a third party of the

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

infringement of any of Regents' Patent Rights without first obtaining consent of the other party, which consent will not be unreasonably denied. Both parties shall use their best efforts in cooperation with each other to terminate infringement without litigation.

         19.2 Licensee may request that The Regents take legal action against the infringement of Regents' Patent Rights. Request must be in writing and must include reasonable evidence of infringement and damages to Licensee. If the infringing activity has not abated within ninety (90) days following the effective date of request, The Regents then has the right to:

                  19.2.1   commence suit on its own account; or

                  19.2.2   refuse to participate in the suit, and

                  19.2.3 The Regents shall give notice of its election in writing to Licensee by the end of the one-hundredth (100th) day after receiving notice of written request from Licensee. Licensee may thereafter bring suit for patent infringement, at its own expense, if and only if The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where Licensee had exclusive rights under this Agreement. If, however, Licensee elects to bring suit in accordance with this Paragraph, The Regents may thereafter join that suit at its own expense.

         19.3 Legal action, as is decided on, will be at the expense of the party bringing suit and all damages recovered thereby will belong to the party bringing suit, but legal action brought jointly by The Regents and Licensee and fully participated in by both will be at the joint expense of the parties and all recoveries will be shared jointly by them in proportion to the share of expense paid by each party.

         19.4 Each party shall cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party bringing suit. Litigation will be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice in any suit brought by Licensee.

20.      INDEMNIFICATION

         20.1 Licensee shall indemnify, hold harmless and defend The Regents, its officers, employees and agents; the sponsors of the research that led to the Invention; and the inventors of the patents and patent applications in Regents' Patent Rights and their employers against any and all claims, suits, losses, liabilities, damages, costs, fees and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification includes, but is not limited to, any product liability.

         20.2 Licensee, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance as follows or an equivalent program of self insurance.

         20.3 Comprehensive or commercial form general liability insurance (contractual liability included) with limits as follows:

                  -   Each Occurrence $1,000,000

                  -   Products/Completed Operations Aggregate $5,000,000

                  -   Personal and Advertising Injury $1,000,000

                  -   General Aggregate (commercial form only) $5,000,000

         The coverage and limits referred to under the above do not in any way limit the liability of Licensee. Licensee shall furnish The Regents with certificates of insurance showing compliance with all requirements. Certificates must:

                  - Provide for thirty (30) days' advance written notice to The Regents of any modification.

                  - Indicate that The Regents has been endorsed as an additional Insured under the coverage referred to under the above.

                  - Include a provision that the coverage will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents.

         20.4 The Regents shall notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article. Licensee shall keep The Regents informed on a current basis of its defense of any claims under this Article.

21.      NOTICES

         21.1 Any notice or payment required to be given to either party is properly given and effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below or to another address as is designated by written notice given to the other party.

      In the case of Licensee:       DYNAVAX TECHNOLOGIES CORPORATION
                                     717 Potter Street, Suite 100
                                     Berkeley, CA 94710
                                     Attention: Dr. Dino Dina

      In the case of The Regents:    THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                                     Office of Technology Transfer
                                     1111 Franklin Street, 5th Floor
                                     Oakland, CA 94607-5200
                                     Attention: Executive Director
                                                Research Administration and
                                                  Technology Transfer
                                     RE: UC Case No. 94-029-2, -3 and -4

22.      ASSIGNABILITY

         This Agreement may be assigned by The Regents, but is personal to Licensee and assignable by Licensee only with the written consent of The Regents, which consent will not be unreasonably withheld.

23.      NO WAIVER

         No waiver by either party of any default of this Agreement may be deemed a waiver of any subsequent or similar default.

24.      FAILURE TO PERFORM

         If either party finds it necessary to undertake legal action against the other on account of failure of performance due under this Agreement, then the prevailing party is entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

25.      GOVERNING LAWS

         THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of the patent or patent application.

26.      PREFERENCE FOR U.S. INDUSTRY

         Because this Agreement grants the exclusive right to use or sell the Invention in the U.S., Licensee agrees that any products sold in the U.S. embodying this Invention or produced through the use thereof will be manufactured substantially in the U.S.

27.      GOVERNMENT APPROVAL OR REGISTRATION

         Licensee shall notify The Regents if it becomes aware that this Agreement is subject to any U.S. or foreign government reporting or approval requirement. Licensee shall make all necessary filings and pay all costs including fees, penalties and all other out-of-pocket costs associated with such reporting or approval process.

28.      EXPORT CONTROL LAWS

         Licensee shall observe all applicable U.S. and foreign laws with respect to the transfer of Licensed Product and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

29.      SECRECY

         29.1 With regard to confidential information ("Data"), which can be oral or written or both, received from The Regents regarding this Invention, Licensee agrees:

                  29.1.1 not to use the Data except for the sole purpose of performing under the terms of this Agreement;

                  29.1.2 to safeguard Data against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

                  29.1.3 not to disclose Data to others (except to its employees, agents or consultants who are bound to Licensee by a like obligation of confidentiality) without the express written permission of The Regents, except that Licensee is not prevented from using or disclosing any of the Data that:

                           29.1.3.1 Licensee can demonstrate by written records was previously known to it;

                           29.1.3.2 is now or becomes in the future, public knowledge other than through acts or omissions of Licensee; or

                           29.1.3.3 is lawfully obtained by Licensee from sources independent of The Regents; and

                  29.1.4 that the secrecy obligations of Licensee with respect to Data will continue for a period ending five (5) years from the termination date of this Agreement.

         29.2 With regard to material received by Licensee from The Regents, if any, including any compounds, cell lines, vectors, genetic material, derivatives, products progeny or material derived therefrom ("Biochemical Material"), Licensee agrees:

                  29.2.1 not to use Biochemical Material except for the sole purpose of performing under the terms of this Agreement;

                  29.2.2 not to transfer Biochemical Material to others (except to its employees, agents or consultants who are bound to Licensee by like obligations conditioning and restricting access, use and continued use of Biochemical Material) without the express written permission of The Regents, except that Licensee is not prevented from transferring Biochemical Material that:

                           29.2.2.1 becomes publicly available other than through acts or omissions of Licensee; or

                           29.2.2.2 is lawfully obtained by Licensee from sources independent of The Regents;

                           29.2.2.3 to safeguard Biochemical Material against disclosure and transmission to others with the same degree of care as it exercises with its own biological materials of a similar nature;

30.      MISCELLANEOUS

         30.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         30.2 This Agreement is not binding on the parties until it has been signed below on behalf of each party. It is then effective as of the Effective Date.

         30.3 No amendment or modification of this Agreement is valid or binding on the parties unless made in writing and signed on behalf of each party.

         This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. The Secrecy Agreement dated July 23, 1997 is hereby terminated.

         30.4 In case any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and this Agreement will be construed as if the invalid, illegal or unenforceable provisions had never been contained in it.

         IN WITNESS WHEREOF, both The Regents and Licensee have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

DYNAVAX TECHNOLOGIES CORPORATION:           THE REGENTS OF THE UNIVERSITY
                                            OF CALIFORNIA:

By:    /s/ Dino Dina                      By:      /s/ Terence A. Feuerborn
   ---------------------------------             ------------------------------
           (Signature)                                 (Signature)

Name:  DINO DINA, M.D.                    Name:  Terence A. Feuerborn

Title: President & CEO                    Title: Executive Director
                                                 Research Administration and
                                                   Technology Transfer

Date:  September 25, 1998                 Date:   10-2-98

                 Approved as to legal form:   /s/ Sandra S. Schultz 9/30/98
                                           ----------------------------------
                                           Sandra S. Schultz           Date
                                           University Counsel
                                           Office of General Counsel

UC Case Nos. 94-029-2, 94-029-3, 94-029-4

                 FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

         This first amendment (the "First Amendment") is effective this 22nd day of September, 1999 (the "Effective Date") is between The Regents of the University of California, a California corporation with administrative headquarters at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 ("The Regents"), and Dynavax Technologies Corporation, a California corporation, having an address at 717 Potter Street, Suite 100, Berkeley, California 94710, ("Dynavax").

                                   BACKGROUND

         A. The Regents and Dynavax entered into an exclusive license agreement (UC Control No. 99-04-0166) dated October 2, 1998 ("the Agreement") which covers "Compounds for Inhibition of Ceramide-mediated Signal Transduction" and "New Anti-inflammatory Inhibitors: Inhibitors of Stress Activated Protein Kinase Pathways".

         B. The Regents and Dynavax entered into other exclusive license agreements. These are UC Control No. 97-04-0493, dated March 26, 1997 (the "UC 92-296, 97-138 Agreement") which covers "Methods, Compositions, and Devices for Administration of Naked Nucleotides Which Express Biologically Active Peptides" and "Immunostimulatory Oligonucleotide Conjugates"; and UC Control No. 99-04-0321, dated October 2, 1998 (the "UC 97-287 Agreement") which covers "Inhibitors of DNA Immunostimulatory Sequence Activity" respectively.

         C. The Regents and Dynavax wish to amend this Agreement to include an additional patent application in the definition of Regents' Patent Rights.

         D. The Regents and Dynavax wish to further amend this Agreement to include the Index Milestone Payment as restated in Paragraph 8.3 of the Third Amendment to the UC 92-296, 97-138 Agreement.

         E. The Regents and Dynavax wish to further amend this Agreement to include Attributed Income Payment as restated in Paragraph 8.4 of the Second Amendment to the UC 92-296, 97-138 Agreement.

         NOW, THEREFORE, the parties hereby agree to amend the Agreement as set forth herein.

Paragraph 1.6 is deleted in its entirety and replaced with the following:

         1.6 "Regents' Patent Rights" means any subject matter claimed or disclosed in any of the following:

                                   U.S. Patent Application Serial
Case Number                        Number  or U.S. Patent Number           Filing Date or Issue Date
---------------------------------------------------------------------------------------------------------
94-029-2                               Patent No. 5,843,943                     December 1, 1998
---------------------------------------------------------------------------------------------------------
94-029-3                               Serial No. 08/858,778                    May 19, 1997
---------------------------------------------------------------------------------------------------------
94-029-4                               Serial No. 09/107,026                    June 29, 1988
---------------------------------------------------------------------------------------------------------
99-222-1                               Serial No. 09/313,048                    May 17, 1999
---------------------------------------------------------------------------------------------------------

and continuing applications thereof including divisions and substitutions but excluding continuations-in-part applications; any patents on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

The following Paragraph 1.7 is added:

         1.7 "Attributed Income" means the following types of income received by Dynavax which is attributable to the Invention licensed hereunder: upfront licensing fees paid to Dynavax by third parties (e.g. corporate partners and sublicensees of Dynavax) and licensing and/or research and development (R&D) milestone payments made to Dynavax for the development of Licensed Products which milestone payments are payable prior to (but not after) the commencement of clinical trials for a Licensed Product to which the income is attributable. Attributed Income does not include amounts received by Dynavax from third parties for the purchase of an equity interest in Dynavax (except amounts in excess of the fair market value of Dynavax's stock at the time such purchase is made), amounts received to fund Dynavax's research and development efforts (charged at cost), amounts received by Dynavax as a loan subject to repayment, or reimbursement of patent costs, or amounts received by Dynavax for research and development and/or licensing of technology not covered by Regents' Patent Rights.

         Article 7 is renamed Paragraph 7.1 and restated:

         7.1 Clinical Milestone Payment: Licensee shall pay to The Regents [***] within thirty (30) days of the commencement of the first clinical [***]. Additionally, Licensee shall pay to The Regents [***] within thirty (30) days after [***].

The following Paragraph 7.2 and Paragraph 7.3 are added:

         7.2      Indexed Milestone Payment: Within sixty (60) days of either
(a) the closing of a public offering of the common stock pursuant to a registration statement filed with the Securities and Exchange Commission or (b) any consolidation or merger of Dynavax with any other entity, or any other corporate reorganization following which the shareholders of Dynavax immediately prior thereto own less than sixty percent (60%) of Dynavax's voting power, or any transaction or series of transactions in which greater than forty percent (40%) of Dynavax's voting power is transferred to a third party not previously a shareholder of Dynavax; Dynavax shall make to The Regents a cash payment equal to [***]. This Indexed Milestone Payment shall be a one-time payment by Dynavax under any one of the three (3) license agreements between The Regents and Dynavax. One third (1/3) of this amount will be attributed to this Agreement, one third (1/3) to the UC 92-296, 97-138 Agreement, and one third (1/3) to the UC 97-287 Agreement.

         7.3 Attributed Income: Within sixty (60) days of Dynavax's receipt of Attributed Income, Dynavax shall pay to The Regents [***]. Such Attributed Income shall be allocated to the license agreement that generated the Attributed Income. These payments by Dynavax shall continue until an aggregate of [***] has been paid under any one of the three (3) license agreements between The Regents and Dynavax.

Paragraph 8.3.3 is deleted in its entirety and replaced with the following:

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         8.3.3    market Licensed Products [***];

The following Paragraph 8.6 is added:

         8.6 If Dynavax is unable to meet any of the dates set forth in Paragraph 8.3, Dynavax shall be entitled to a one-time extension of each of the dates (which have not been met) by [***] upon payment of [***] to The Regents, provided that such payment is received by The Regents within sixty (60) days of receipt of written notice by The Regents that Dynavax has not met a due diligence date. The [***] payment has the effect of extending the subject date and all subsequent dates by [***]. The Regents shall not exercise its rights to terminate this Agreement unless a re-established date is not met.

         The remaining provisions of the Agreement remain in full force and effect.

         The parties have executed this First Amendment in duplicate by their respective and duly authorized officers, as evidenced by the signatures below.

DYNAVAX TECHNOLOGIES                         THE REGENTS OF THE
CORPORATION:                                 UNIVERSITY OF CALIFORNIA:

By:     /s/ Dino Dina                        By: /s/ Terence A. Feuerborn
   -----------------------------                -----------------------------
           (Signature)                                   (Signature)

Name:  Dino Dina, M.D.                       Name:  Terence A. Feuerborn

Title: President & CEO                       Title: Executive Director
                                                    Research Administration and
                                                        Technology Transfer

Date:  Sept 17 1999                          Date:  9-22-99

                           Approved as to legal form: /s/ Edwin H. Baker  9/8/99
                                                      --------------------------
                                              Edwin H. Baker               Date
                                              University Counsel
                                              Office of General Counsel

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED WITH BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.